Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Akanda Corp.

We hereby consent to the inclusion in this Registration Statement on Form F-1 (Amendment No. 2) of Akanda Corp. of our report dated June 9, 2026, relating to the financial statements of Akanda Corp. for the years ended December 31, 2025, and 2024.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

November 5, 2026.

We have served as the Company’s auditor since 2023

Los Angeles, California

PCAOB ID Number 6580